Exhibit 99.1

Kemper Corporation One East Wacker Drive Chicago, IL 60601 kemper.com

Press Release
Kemper Reports Strong First Quarter 2018 Results

◦	Increased Property & Casualty earned premiums by 11 percent, or $45 million in the quarter

◦	Improved nonstandard personal automobile’s underlying combined ratio 4.7 percentage points in the quarter

◦	Generated investment portfolio pre-tax equivalent annualized book yield of 5.0 percent in the quarter
CHICAGO, April 30, 2018 — Kemper Corporation (NYSE: KMPR) reported net income of $53.8 million, or $1.02 per diluted share, for the first quarter of 2018, compared to a loss of $0.3 million, or $0.01 per diluted share, for the first quarter of 2017. Adjusted consolidated net operating income1 was $57.5 million, or $1.10 per diluted share, for the first quarter of 2018, compared to a loss of $3.9 million, or $0.08 per diluted share, for the first quarter of 2017. These results increased primarily from a lower level of catastrophe losses and improved underlying performance in the Property & Casualty division.
“Our transformation continues as our results indicate we’re increasing the value we deliver to our stakeholders,” said Joseph P. Lacher, Jr., Kemper’s President and Chief Executive Officer. “This quarter was highlighted by sustained growth in our nonstandard auto franchise, where earned premiums grew 23 percent while improving underwriting margins. Our pending acquisition of Infinity Property and Casualty will further increase our scale and improve our ability to provide valuable products at reasonable prices to better serve our combined customer base.”

	Three Months Ended
(Dollars in Millions, Except Per Share Amounts) (Unaudited)	Mar 31, 2018	Mar 31, 2017
Adjusted Consolidated Net Operating Income (Loss)[1]	$57.5	$(3.9)
Income (Loss) from Continuing Operations	53.6	(0.4)
Net Income (Loss)	53.8	(0.3)

Impact of Catastrophe Losses and Related Loss Adjustment Expense (LAE) on Net Income (Loss)	$(6.1)	$(42.7)

Diluted Net Income (Loss) Per Share From:
Adjusted Consolidated Net Operating Income (Loss)[1]	$1.10	$(0.08)
Income (Loss) from Continuing Operations	1.02	(0.01)
Net Income (Loss)	1.02	(0.01)

Impact of Catastrophe Losses and Related LAE on Net Income (Loss) Per Share	$(0.12)	$(0.83)

1 Adjusted consolidated net operating income is an after-tax, non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” for additional information.

Capital
Total Shareholders’ Equity at the end of the quarter was $2,063.8 million, a decrease of $51.8 million, or 2 percent, since year-end 2017 driven by the impact of higher market yields on the value of our fixed maturity portfolio, partially offset by net income. Kemper ended the year with cash and investments at the holding company of $184.4 million, and the $225 million revolving credit agreement was undrawn.
During the first quarter of 2018, Kemper paid dividends of $12.5 million.
Kemper ended the quarter with a book value per share of $40.05, down 3 percent from $41.11 at the end of 2017. Book value per share excluding net unrealized gains on fixed maturities was $36.35, up 2 percent from $35.57 at the end of 2017, driven by net income, partially offset by dividends paid to shareholders.
Revenues
Total revenues for the first quarter of 2018 increased $41.6 million, or 6 percent, to $693.0 million, compared to the first quarter of 2017, driven by $49.8 million higher nonstandard personal auto earned premiums. Nonstandard personal auto earned premiums increased from both higher policies in force and higher premium rates. Net investment income decreased $2.4 million to $79.2 million in the first quarter of 2018, primarily from $4.3 million lower net investment income on the alternative investments portfolio. Net realized investment gains were $2.6 million in the first quarter of 2018, compared to $10.5 million last year.
The investment portfolio in total generated a pre-tax equivalent annualized book yield of 5.0 percent for the first quarter of 2018, compared to 5.4 percent in 2017.
Segment Results
Unless otherwise noted, (i) the segment results discussed below are presented on an after-tax basis, (ii) prior-year development includes both catastrophe and non-catastrophe losses and LAE, (iii) catastrophe losses and LAE exclude the impact of prior-year development, (iv) underlying loss ratio includes loss and LAE, and (v) all comparisons are made to the prior year quarter unless otherwise stated.

	Three Months Ended
(Dollars in Millions) (Unaudited)	Mar 31, 2018	Mar 31, 2017
Segment Net Operating Income (Loss):
Property & Casualty Insurance	$36.0	$(22.1)
Life & Health Insurance	23.8	21.5
Total Segment Net Operating Income (Loss)	59.8	(0.6)
Corporate and Other Net Operating Income (Loss)	(2.3)	(3.3)
Adjusted Consolidated Net Operating Income (Loss)	57.5	(3.9)
Net Income (Loss) From:
Change in Fair Value of Equity Securities	0.6	—
Net Realized Gains on Sales of Investments	2.1	6.8
Net Impairment Losses Recognized in Earnings	(0.4)	(3.3)
Acquisition Related Transaction and Integration Costs	(6.2)	—
Income (Loss) from Continuing Operations	$53.6	$(0.4)

The Property & Casualty Insurance segment reported net operating income of $36.0 million in the first quarter of 2018, compared to a loss of $22.1 million in 2017. Results increased primarily from lower catastrophe losses, a favorable change in loss and LAE reserve development and strong nonstandard personal auto growth and profitability. Catastrophe losses were $6.1 million in the first quarter of 2018, compared to $42.7 million last year.
The Property & Casualty Insurance segment’s underlying combined ratio improved 2.7 percentage points to 94.1 percent in the first quarter of 2018. The underlying loss ratio improved 1.9 percentage points to 71.8 percent, primarily from improvement in nonstandard personal auto and preferred personal auto partially offset by the performance of homeowners. Nonstandard auto improved 5.3 percentage points to 76.2 percent in the quarter, as average earned premium outpaced loss cost trends. Preferred personal auto’s underlying loss ratio improved 3.6 percentage points to 70.1 percent, driven by improved frequency and higher average earned premium slightly offset by higher severity. The homeowners underlying loss ratio increased 6.1 percentage points to 57.0 percent. About a third of the increase was related to the cost of our aggregate catastrophe program which will help reduce the volatility of our earnings.
The Property & Casualty Insurance segment’s expense ratio improved 0.8 percentage points as an even larger percentage of earned premiums were generated by the nonstandard auto business, which grew at 23 percent and runs at a lower expense ratio. The larger premium base in general and continued execution on cost initiatives also contributed to the improvement.
The Life & Health Insurance segment reported net operating income of $23.8 million for the first quarter of 2018, compared to $21.5 million in 2017, primarily due to the impact of tax code changes and growth in supplemental A&H business. These gains were partially offset by higher policyholders’ benefits in both supplemental A&H and Life products.
The Corporate & Other net operating loss decreased $1.0 million, primarily from lower interest expense due to a lower level of outstanding debt.

Unaudited condensed consolidated statements of operations for the three months ended March 31, 2018 and 2017 are presented below.

	Three Months Ended
(Dollars in Millions, Except Per Share Amounts)	Mar 31, 2018	Mar 31, 2017
Revenues:
Earned Premiums	$609.8	$563.4
Net Investment Income	79.2	81.6
Other Income	1.2	0.9
Income from Change in Fair Value of Equity Securities	0.7	—
Net Realized Gains on Sales of Investments	2.6	10.5
Other-than-temporary Impairment Losses:
Total Other-than-temporary Impairment Losses	(0.5)	(5.2)
Portion of Losses Recognized in Other Comprehensive Income	—	0.2
Net Impairment Losses Recognized in Earnings	(0.5)	(5.0)
Total Revenues	693.0	651.4
Expenses:
Policyholders’ Benefits and Incurred Losses and Loss Adjustment Expenses	436.9	477.4
Insurance Expenses	160.1	158.0
Interest and Other Expenses	29.0	19.5
Total Expenses	626.0	654.9
Income (Loss) from Continuing Operations before Income Taxes	67.0	(3.5)
Income Tax Benefit (Expense)	(13.4)	3.1
Income (Loss) from Continuing Operations	53.6	(0.4)
Income from Discontinued Operations	0.2	0.1
Net Income (Loss)	$53.8	$(0.3)

Income (Loss) from Continuing Operations Per Unrestricted Share:
Basic	$1.03	$(0.01)
Diluted	$1.02	$(0.01)

Net Income (Loss) Per Unrestricted Share:
Basic	$1.03	$(0.01)
Diluted	$1.02	$(0.01)

Weighted-average Outstanding (Shares in Thousands):
Unrestricted Shares - Basic	51,502.9	51,273.1
Unrestricted Shares and Equivalent Shares - Diluted	51,868.2	51,273.1

Dividends Paid to Shareholders Per Share	$0.24	$0.24

Unaudited business segment revenues for the three months ended March 31, 2018 and 2017 are presented below.

	Three Months Ended
(Dollars in Millions)	Mar 31, 2018	Mar 31, 2017
REVENUES:
Property & Casualty Insurance:
Earned Premiums:
Personal Automobile	$371.1	$320.7
Homeowners	61.8	66.3
Other Personal	10.1	10.7
Total Personal	443.0	397.7
Commercial Automobile	12.2	12.7
Total Earned Premiums	455.2	410.4
Net Investment Income	22.5	24.1
Other Income	0.3	0.2
Total Property & Casualty Insurance	478.0	434.7
Life & Health Insurance:
Earned Premiums:
Life	93.7	95.7
Accident & Health	43.3	39.1
Property	17.6	18.2
Total Earned Premiums	154.6	153.0
Net Investment Income	53.3	53.0
Other Income	0.8	0.6
Total Life & Health Insurance	208.7	206.6
Total Segment Revenues	686.7	641.3
Income from Change in Fair Value of Equity Securities	0.7	—
Net Realized Gains on Sales of Investments	2.6	10.5
Net Impairment Losses Recognized in Earnings	(0.5)	(5.0)
Other	3.5	4.6
Total Revenues	$693.0	$651.4

KEMPER CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Dollars in Millions)

	Mar 31, 2018	Dec 31, 2017
Assets:	(Unaudited)
Investments:
Fixed Maturities at Fair Value	$5,301.2	$5,382.7
Equity Securities at Fair Value	568.2	526.0
Equity Securities at Modified Cost	59.3	—
Equity Method Limited Liability Investments at Cost Plus Cumulative Undistributed Earnings	168.8	161.0
Fair Value Option Investments	—	77.5
Short-term Investments at Cost which Approximates Fair Value	188.8	235.5
Other Investments	413.0	422.2
Total Investments	6,699.3	6,804.9
Cash	115.4	45.7
Receivables from Policyholders	386.0	366.0
Other Receivables	187.9	194.3
Deferred Policy Acquisition Costs	378.0	365.3
Goodwill	323.0	323.0
Current Income Tax Assets	—	6.1
Other Assets	281.4	270.9
Total Assets	$8,371.0	$8,376.2
Liabilities and Shareholders’ Equity:
Insurance Reserves:
Life & Health	$3,534.3	$3,521.0
Property & Casualty	1,005.1	1,016.8
Total Insurance Reserves	4,539.4	4,537.8
Unearned Premiums	690.2	653.9
Current Income Tax Liabilities	0.2	—
Deferred Income Tax Liabilities	1.1	14.8
Liabilities for Unrecognized Tax Benefits	8.1	8.1
Debt at Amortized Cost	592.3	592.3
Accrued Expenses and Other Liabilities	475.9	453.7
Total Liabilities	6,307.2	6,260.6
Shareholders’ Equity:
Common Stock	5.1	5.1
Paid-in Capital	676.9	673.1
Retained Earnings	1,264.9	1,243.0
Accumulated Other Comprehensive Income	116.9	194.4
Total Shareholders’ Equity	2,063.8	2,115.6
Total Liabilities and Shareholders’ Equity	$8,371.0	$8,376.2

Unaudited selected financial information for the Property & Casualty Insurance segment follows.

	Three Months Ended
(Dollars in Millions)	Mar 31, 2018	Mar 31, 2017
Results of Operations
Net Premiums Written	$488.9	$428.9

Earned Premiums	$455.2	$410.4
Net Investment Income	22.5	24.1
Other Income	0.3	0.2
Total Revenues	478.0	434.7
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	326.5	302.6
Catastrophe Losses and LAE	7.5	63.9
Prior Years:
Non-catastrophe Losses and LAE	3.7	11.8
Catastrophe Losses and LAE	(5.7)	(1.2)
Total Incurred Losses and LAE	332.0	377.1
Insurance Expenses	101.5	94.8
Operating Income (Loss)	44.5	(37.2)
Income Tax Benefit (Expense)	(8.5)	15.1
Segment Net Operating Income (Loss)	$36.0	$(22.1)

Ratios Based On Earned Premiums
Current Year Non-catastrophe Losses and LAE Ratio	71.8%	73.7%
Current Year Catastrophe Losses and LAE Ratio	1.6	15.6
Prior Years Non-catastrophe Losses and LAE Ratio	0.8	2.9
Prior Years Catastrophe Losses and LAE Ratio	(1.3)	(0.3)
Total Incurred Loss and LAE Ratio	72.9	91.9
Insurance Expense Ratio	22.3	23.1
Combined Ratio	95.2%	115.0%

Underlying Combined Ratio
Current Year Non-catastrophe Losses and LAE Ratio	71.8%	73.7%
Insurance Expense Ratio	22.3	23.1
Underlying Combined Ratio	94.1%	96.8%

Non-GAAP Measure Reconciliation
Underlying Combined Ratio	94.1%	96.8%
Current Year Catastrophe Losses and LAE Ratio	1.6	15.6
Prior Years Non-catastrophe Losses and LAE Ratio	0.8	2.9
Prior Years Catastrophe Losses and LAE Ratio	(1.3)	(0.3)
Combined Ratio as Reported	95.2%	115.0%

Unaudited selected financial information for the Life & Health Insurance segment follows.

	Three Months Ended
(Dollars in Millions)	Mar 31, 2018	Mar 31, 2017
Results of Operations
Earned Premiums	$154.6	$153.0
Net Investment Income	53.3	53.0
Other Income	0.8	0.6
Total Revenues	208.7	206.6
Policyholders’ Benefits and Incurred Losses and LAE	104.9	100.3
Insurance Expenses	73.9	73.7
Operating Profit	29.9	32.6
Income Tax Expense	(6.1)	(11.1)
Segment Net Operating Income	$23.8	$21.5
Use of Non-GAAP Financial Measures
Adjusted Consolidated Net Operating Income (Loss)
Adjusted Consolidated Net Operating Income (Loss) is an after-tax, non-GAAP financial measure computed by excluding from Income (Loss) from Continuing Operations the after-tax impact of 1) income (loss) from change in fair value of equity securities, 2) net realized gains on sales of investments, 3) net impairment losses recognized in earnings related to investments, 4) acquisition related transaction and integration costs, 5) loss from early extinguishment of debt and 6) significant non-recurring or infrequent items that may not be indicative of ongoing operations. Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is Income (Loss) from Continuing Operations.
Kemper believes that Adjusted Consolidated Net Operating Income (Loss) provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Income (Loss) from Change in Fair Value of Equity Securities, Net Realized Gains on Sales of Investments and Net Impairment Losses Recognized in Earnings related to investments included in the Company’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the Company’s investments, the timing of which is unrelated to the insurance underwriting process. Loss from Early Extinguishment of Debt is driven by the Company’s financing and refinancing decisions and capital needs, as well as external economic developments such as debt market conditions, the timing of which is unrelated to the insurance underwriting process. Acquisition Related Transaction and Integration Costs may vary significantly between periods and are generally driven by the timing of acquisitions and business decisions which are unrelated to the insurance underwriting process. Significant non-recurring items are excluded because, by their nature, they are not indicative of the Company’s business or economic trends.

A reconciliation of Adjusted Consolidated Net Operating Income (Loss) to Income (Loss) from Continuing Operations for the three months ended March 31, 2018 and 2017 is presented below.

	Three Months Ended
(Dollars in Millions) (Unaudited)	Mar 31, 2018	Mar 31, 2017
Adjusted Consolidated Net Operating Income (Loss)	$57.5	$(3.9)
Net Income (Loss) From:
Income from Change in Fair Value of Equity Securities	0.6	—
Net Realized Gains on Sales of Investments	2.1	6.8
Net Impairment Losses Recognized in Earnings	(0.4)	(3.3)
Acquisition Related Transaction and Integration Costs	(6.2)	—
Income (Loss) from Continuing Operations	$53.6	$(0.4)
Diluted Adjusted Consolidated Net Operating Income (Loss) Per Unrestricted Share
Diluted Adjusted Consolidated Net Operating Income (Loss) Per Unrestricted Share is a non-GAAP financial measure computed by dividing Adjusted Consolidated Net Operating Income (Loss) attributed to unrestricted shares by the weighted-average unrestricted shares and equivalent shares outstanding. The most directly comparable GAAP financial measure is Diluted Income (Loss) from Continuing Operations Per Unrestricted Share.
A reconciliation of Diluted Adjusted Consolidated Net Operating Income (Loss) Per Unrestricted Share to Diluted Income (Loss) from Continuing Operations Per Unrestricted Share for the three months ended March 31, 2018 and 2017 is presented below.

	Three Months Ended
(Unaudited)	Mar 31, 2018	Mar 31, 2017
Diluted Adjusted Consolidated Net Operating Income (Loss) Per Unrestricted Share	$1.10	$(0.08)
Net Income (Loss) Per Unrestricted Share From:
Income from Change in Fair Value of Equity Securities	0.01	—
Net Realized Gains on Sales of Investments	0.04	0.13
Net Impairment Losses Recognized in Earnings	(0.01)	(0.06)
Acquisition Related Transaction and Integration Costs	(0.12)	—
Diluted Income (Loss) from Continuing Operations Per Unrestricted Share	$1.02	$(0.01)
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities
Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities is a ratio that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity after excluding the after-tax impact of net unrealized gains on fixed income securities by total Common Shares Issued and Outstanding. Book Value Per Share is the most directly comparable GAAP financial measure. Kemper uses the trends in book value per share, excluding the after-tax impact of net unrealized gains on fixed income securities, in conjunction with book value per share to identify and analyze the change in net worth attributable to management efforts between periods. Kemper believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are not influenced by management. Kemper believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers.

A reconciliation of the numerator used in the computation of Book Value Per Share Excluding Net Unrealized Gains on Fixed Maturities and Book Value Per Share at March 31, 2018 and December 31, 2017 is presented below.

(Dollars in Millions) (Unaudited)	Mar 31, 2018	Dec 31, 2017
Shareholders’ Equity Excluding Net Unrealized Gains on Fixed Maturities	$1,873.3	$1,830.4
Net Unrealized Gains on Fixed Maturities	190.5	285.2
Shareholders’ Equity	$2,063.8	$2,115.6
Underlying Combined Ratio
Underlying Combined Ratio is a non-GAAP financial measure that is computed by adding the current year non-catastrophe losses and LAE ratio with the insurance expense ratio. The most directly comparable GAAP financial measure is the combined ratio, which is computed by adding total incurred losses and LAE, including the impact of catastrophe losses and loss and LAE reserve development from prior years, with the insurance expense ratio. Kemper believes the underlying combined ratio is useful to investors and is used by management to reveal the trends in Kemper’s property and casualty insurance businesses that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses may cause loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on incurred losses and LAE and the combined ratio. Prior-year reserve development is caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of the company’s insurance products in the current period. Kemper believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing its underwriting performance. The underlying combined ratio should not be considered a substitute for the combined ratio and does not reflect the overall underwriting profitability of our business.
Conference Call
Kemper will discuss its first quarter 2018 results in a conference call on Monday, April 30, at 4:15 p.m. Eastern (3:15 p.m. Central) Time. Kemper’s conference call will be accessible via the internet and by telephone. The phone number for Kemper’s conference call is 844.826.3041. To listen via webcast, register online at the investor section of kemper.com at least 15 minutes prior to the webcast to download and install any necessary software.
A replay of the call will be available online at the investor section of kemper.com.
More detailed financial information can be found in Kemper’s Investor Financial Supplement and Earnings Call Presentation for the first quarter of 2018, which is available at the investor section of kemper.com.
2018 Annual Meeting of Shareholders
The Kemper Annual Meeting of Shareholders will take place on June 1, 2018, at 8:00 a.m. local time, at The Kemper Building, 20th floor, One East Wacker Drive, Chicago, Illinois, 60601.  Holders of Kemper common stock at the close of business on April 16, 2018 will be entitled to vote at the annual meeting. On April 27, 2018, the Securities and Exchange Commission (the “SEC”) declared effective the registration statement on Form S-4 initially filed by Kemper with the SEC on April 4, 2018, as amended.  The registration statement, which was filed in connection with the previously-announced proposed merger between Kemper and Infinity Property and Casualty Corporation, contains a joint proxy statement/prospectus of Kemper and Infinity with respect to the merger and Kemper’s Annual Meeting of Shareholders.

About Kemper
The Kemper family of companies is one of the nation’s leading insurers. With $8 billion in assets, Kemper is improving the world of insurance by offering personalized solutions for individuals, families and businesses. Kemper's businesses collectively:

•	Offer insurance for home, auto, life, health and valuables

•	Service six million policies

•	Represented by more than 20,000 independent agents and brokers

•	Employ 5,550 associates dedicated to providing exceptional service

•	Licensed to sell insurance in 50 states and the District of Columbia
Learn more about Kemper.

Cautionary Statements Regarding Forward-Looking Information

This communication may contain or incorporate by reference statements or information that are, include or are based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations, intentions, beliefs or forecasts of future events or otherwise for the future, and can be identified by the fact that they relate to future actions, performance or results rather than relating strictly to historical or current facts. Words such as “believe(s),” “goal(s),” “target(s),” “estimate(s),” “anticipate(s),” “forecast(s),” “project(s),” “plan(s),” “intend(s),” “expect(s),” “might,” “may,” “could” and variations of such words and other words and expressions of similar meaning are intended to identify such forward-looking statements. However, the absence of such words or other words and expressions of similar meaning does not mean that a statement is not forward-looking.
Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and are not guarantees or assurances of future performance. No assurances can be given that the results and financial condition contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and can be affected by inaccurate assumptions or by known or unknown risks and uncertainties that may be important in determining actual future results and financial condition. The general factors that could cause actual results and financial condition to differ materially from those expressed or implied include, without limitation, the following: (a) the satisfaction or waiver of the conditions precedent to the consummation of the proposed merger transaction involving Kemper Corporation (the “Company”), a wholly-owned subsidiary of the Company and Infinity Property and Casualty Corporation (“Infinity”), including, without limitation, the receipt of stockholder and regulatory approvals (including approvals, authorizations and clearance by insurance regulators necessary to complete such proposed merger transaction) on the terms desired or anticipated (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of such proposed merger transaction); (b) unanticipated difficulties or expenditures relating to such proposed merger transaction; (c) risks relating to the value of the shares of the Company’s common stock to be issued in such proposed merger transaction; (d) disruptions of the Company’s and Infinity’s current plans, operations and relationships with third persons caused by the announcement and pendency of such proposed merger transaction, including, without limitation, the ability of the combined company to hire and retain any personnel; (e) legal proceedings that may be instituted against the Company and Infinity in connection with such proposed merger transaction; and (f) those factors listed in annual, quarterly and periodic reports filed by the Company and Infinity with the Securities and Exchange Commission (the “SEC”), whether or not related to such proposed merger transaction.

The Company assumes no, and expressly disclaims any, duty or obligation to update or correct any forward-looking statement as a result of events, changes, effects, states of facts, conditions, circumstances, occurrences or developments subsequent to the date of this communication or otherwise, except as required by law. Readers are advised, however, to consult any further disclosures the Company makes on related subjects in its filings with the SEC.
Additional Information About the Transaction and Where to Find It
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication relates to the proposed merger transaction involving the Company, a wholly-owned subsidiary of the Company and Infinity, among other things. In connection therewith, the Company filed with the SEC a Registration Statement on Form S-4 that includes a definitive joint proxy statement of the Company and Infinity and also constitutes a definitive prospectus of the Company, and each of the Company and Infinity may be filing with the SEC other documents regarding the proposed transaction. The Company and Infinity commenced mailing of the definitive joint proxy statement/prospectus to the Company’s stockholders and Infinity’s shareholders on April 30, 2018. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITYHOLDERS OF THE COMPANY AND/OR INFINITY ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and securityholders may obtain free copies of the definitive joint proxy statement/prospectus, any amendments or supplements thereto and other documents filed with the SEC by the Company and Infinity through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company are available free of charge under the “Investors” section of the Company’s website located at http://www.kemper.com or by contacting the Company’s Investor Relations Department at 312.661.4930 or investors@kemper.com. Copies of the documents filed with the SEC by Infinity are available free of charge under the “Investor Relations” section of Infinity’s website located at http://www.infinityauto.com or by contacting Infinity’s Investor Relations Department at 205.803.8186 or investor.relations@infinityauto.com.
Participants in the Solicitation
The Company and Infinity, and their respective directors and executive officers, certain other members of their respective management and certain of their respective employees, may be considered participants in the solicitation of proxies in connection with the proposed merger transaction. Information about the directors and executive officers of the Company is set forth in the definitive joint proxy statement/prospectus, which was filed with the SEC on April 27, 2018 and serves as the Company’s proxy statement for its 2018 annual meeting of stockholders, and its annual report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on February 13, 2018. Information about the directors and executive officers of Infinity is set forth in its annual report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on February 15, 2018, as amended on Form 10-K/A, filed with the SEC on April 23, 2018. Each of the foregoing can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive joint proxy statement/prospectus and other relevant materials to be filed with the SEC.
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Contacts
Investors: Michael Marinaccio	312.661.4930 or investors@kemper.com
Media: Barbara Ciesemier	312.661.4521 or media@kemper.com